Exhibit 10.100

THIRD AMENDMENT TO INDENTURE OF LEASE

This THIRD AMENDMENT TO INDENTURE OF LEASE (“Third Amendment”) is made and entered into as of this 13 day of October 2003 by and between FKT ASSOCIATES, a California general partnership (“Lessor”) and STAAR SURGICAL COMPANY, a California corporation (“Lessee”) with reference to the following recitals of fact:

RECITALS

A. Lessor and Lessee entered into that certain Indenture of Lease dated September 1, 1993 (the “Original Lease”), for the real property and improvements located thereon commonly known as 1900 South Myrtle Avenue, Monrovia, CA (“the Property”) all as particularly described therein. Also, on September 1, 1993, Lessor and Lessee entered into that certain Lease Addition (“First Addition”) ratitying and amending the Original Lease. On September 21, 1998, Lessor and Lessee entered into the Second Amendment to Indenture of Lease (“Second Amendment”). The Original Lease, the First Addition and Second Amendment are hereinafter collectively referred to as the “Lease”.

B. The term of the Original Lease was sixty (60) months commencing on September 1, 1993 and terminating on August 31, 1998.

C. The term of the Second Amendment was sixty (60) months commencing on September 1, 1998 and terminating on August 31, 2003.

D. Lessor and Lessee now desire to modify and amend the Lease as provided in this Third Amendment to, among other things, extend the term of the Lease, change the monthly rent to be paid by Lessee to Lessor and to provide for certain work to be done at the Property.

NOW, THEREFORE, inconsideration of the foregoing Recitals, and the mutual covenants contained herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Incorporation of Recitals. The above Recitals are hereby incorporated by reference and made a part of this Third Amendment

2.	Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to the in the Lease.

3.	Term of Lease. The term of the Lease is changed so that the expiration date is 11:59 P.M. on December 31, 2006, unless otherwise terminated sooner in accordance with the provisions of the lease, as amended by this Third Amendment.

4.	Rental. Monthly installments of rent are paid in advance and will be the sum of Four Thousand Five Hundred and no/100ths Dollars ($4,500.00) commencing on September 1, 2003 and the sum of Four Thousand Nine Hundred and no/100ths Dollars ($4,900.00) commencing on September 1, 2005.

5.	Option to Extend. Assuming that Lessee is not in default under the provisions of this Lease as modified by this Third Amendment, Lessee may extend the term of this Lease, as modified by this Third Amendment, for a additional term of one (1) year to 11:59 PM on December 31, 2007 by giving Lessor written notice on or before April 1, 2006 of Lessee’s intention to exercise this option and extend the term of the Lease. In the event Lessee exercises the option to extend the term of the Lease, the monthly installment of rent will be paid in the same manner as set forth in the Lease. Said monthly installment of rent during the option period will remain unchanged from paragraph 4 above.

6.	Improvements to the Property. Landlord, at is sole cost, shall retain contractor to investigate and correct the water-seepage that is occurring at ground level at the north east corner of the building.

7.	No Brokers. Lessor and Lessee warrant and represent to the other that either has engaged the services of a real estate broker in connection with this Third Amendment and that no real estate Broker, finder or other party is entired to a commission or other compensation as a result of this Third Amendment. Lessor and Lessee agree to defend, indemnify and hold harmless the other from any and all claims, compensation, liabilities and judgments and costs (including without limitation attorneys’ fees) arising out of or connected in any way with, directly or indirectly, a breach of the foregoing representations and warranties.

8.	No Further Modification. Except as set forth in this Third Amendment all and provisions of the Lease shall continue to apply and remain unmodified and in full force and effect. Should any inconsistency arise between this Third Amendment and the Lease as to the specific matters that are the subject of this Third Amendment, the terms of this Third Amendment shall control. This Third Amendment shall be considered to be part of the Lease and shall be deemed incorporated in the Lease by this reference.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the date and year first written above.

Lessor: FKT Associates, a California general partnership

By:	/s/ Ross E. Turner

Ross E. Turner, General Partner

Lessee: STAAR SURGICAL COMPANY, a California Corporation

By:	/s/ John Bily